UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2012

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 410-312-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2012, Arbitron Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nielsen Holdings N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Parent”), and TNC Sub I Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

Merger Agreement

Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the Company will become an indirect wholly-owned subsidiary of Parent at the effective time of the Merger (the “Effective Time”). At the Effective Time, each share of the common stock of the Company, par value $0.50 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent, Merger Sub or any Company stockholders who perfect their statutory rights of appraisal under Delaware law) will be converted into the right to receive $48.00 in cash (the “Merger Consideration”).

The boards of directors of each of the Company and Parent have approved the Merger Agreement and the Merger.

The Merger Agreement includes customary representations, warranties and covenants by the parties. The Company has agreed, among other things, to operate its business in the ordinary course until the Merger is consummated. The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s board of directors. In addition, certain covenants require each of the parties to use reasonable best efforts to cause the Merger to be consummated.

Consummation of the Merger is subject to various customary closing conditions, including, (i) the receipt of the Company Stockholder Approval (as defined in the Merger Agreement), (ii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger, (iii) the accuracy of the representations and warranties made by the parties, (iv) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement and (v) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Merger is not subject to any financing contingencies.

The Merger Agreement contains certain termination rights and provides that upon termination of the Merger Agreement by the Company or Parent upon specified conditions, including a termination prior to the requisite stockholder approval of the Merger by the Company to accept a “Superior Company Proposal” (as defined in the Merger Agreement) or by Parent upon a change in the recommendation of the Company’s board of directors, the Company will be required to pay Parent a termination fee of $32.7 million, and upon termination of the Merger Agreement by the Company or Parent upon specified conditions (including a failure to satisfy certain conditions relating to antitrust laws or Parent’s breach of certain of its covenants related to its efforts to obtain antitrust approvals), Parent will be required to pay the Company a termination fee of $131.0 million. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by October 1, 2013 (as such date may be extended under certain circumstances).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the confidential disclosure letter that the Company delivered to Parent in connection with signing the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Forward Looking Statements:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will”, “expect”, “should”, “could”, “shall” and similar expressions. These statements are subject to risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Parent and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Parent’s and the Company’s business and specific risk factors discussed in other releases and public filings made by Parent and the Company (including the their respective filings with the Securities and Exchange Commission (the “SEC”)). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Parent of the Company pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent, and a wholly-owned subsidiary of Parent, the Company will file a proxy statement with the SEC. Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to the Company at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

The Company and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.

Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into a Waiver and Amendment of Executive Retention Agreement effective December 17, 2012 (collectively, the “Amendments”) with each of Debra Delman, Carol Hanley, Gregg Lindner and Timothy T. Smith (the “Executives”), which amend the Executives’ existing Executive Retention Agreements with the Company, as previously amended (as previously amended, the “Existing Agreements”).

Each Executive’s Existing Agreement is currently set to expire in August 2013. The Amendments extend the terms of the Existing Agreements of Debra Delman and Gregg Lindner through December 16, 2014 and Carol Hanley and Timothy T. Smith through the later of December 16, 2014 and the date that is 12 months following the date of a change in control of the Company that occurs prior to December 16, 2014. The Existing Agreements, as amended by the Amendments, provide for severance payments under certain circumstances, including termination without cause or resignation as a result of position diminishment and enhanced severance following a change in control of the Company.

The Company expects to file the Amendments as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2012. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments.

Item 7.01. Regulation FD Disclosure.

The Company and Parent issued a joint press release on December 18, 2012 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the joint investor presentation of the Company and Parent, dated December 18, 2012, regarding the matters described in Item 1.01 of this Current Report on Form 8-K is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, among Arbitron Inc., Nielsen Holdings N.V. and TNC Sub I Corporation*

99.1	Joint Press Release issued by Arbitron Inc. and Nielsen Holdings N.V., dated December 18, 2012

99.2	Investor Presentation of Arbitron Inc. and Nielsen Holdings N.V., dated December 18, 2012

99.3	Employee Communication, dated December 18, 2012

99.4	Client Communication, dated December 18, 2012

99.5	Joint Call Transcript, dated December 18, 2012

*	Certain of the schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Arbitron Inc. hereby undertakes to furnish supplementally to the SEC copies of any omitted schedules and exhibits upon request therefor by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

December 18, 2012	By:	/s/ Timothy T. Smith
	Name:	Timothy T. Smith
	Title:	Executive Vice President, Business Development & Strategy, Chief Legal Officer & Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, among Arbitron Inc., Nielsen Holdings N.V. and NC Sub I Corporation*

99.1	Joint Press Release issued by Arbitron Inc. and Nielsen Holdings N.V., dated December 18, 2012

99.2	Investor Presentation of Arbitron Inc. and Nielsen Holdings N.V., dated December 18, 2012

99.3	Employee Communication, dated December 18, 2012

99.4	Client Communication, dated December 18, 2012

99.5	Joint Call Transcript, dated December 18, 2012

*	Certain of the appendices and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Arbitron Inc. hereby undertakes to furnish supplementally to the SEC copies of any omitted appendices and exhibits upon request therefore by the SEC.